Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, May 24, 2010	Rich Sheffer (952) 887-3753

DONALDSON REPORTS RECORD THIRD QUARTER RESULTS

20 percent sales increase and strong operating margin deliver record EPS of $0.62

MINNEAPOLIS (May 24, 2010) — Donaldson Company, Inc. (NYSE: DCI) announced its financial results for its fiscal 2010 third quarter.  Summarized financial results are as follows (dollars in millions, except per share data):

	Three Months Ended April 30			Nine Months Ended April 30
	2010	2009	Change	2010	2009	Change
Net sales	$497.6	$413.4	20.4%	$1,361.8	$1,447.3	-5.9%
Operating income	72.1	37.7	91.4%	163.6	135.2	21.0%
Net earnings	49.5	26.6	85.9%	115.0	108.4	6.1%
Diluted EPS	$0.62	$0.34	82.4%	$1.45	$1.37	5.8%

Included in the above results are pre-tax restructuring and asset impairment charges of $3.7 million in the quarter and $10.1 million year-to-date, compared to the prior year’s $6.8 million for the quarter and $11.1 million year-to-date.  These charges reduced diluted EPS by $0.03 in the quarter and $0.09 year-to-date, versus last year’s charges of $0.06 in the quarter and $0.10 year-to-date.

“Improving global economic conditions, new product introductions, and emerging market growth drove a 20 percent year-over-year sales increase in our third quarter, and a 14 percent sequential increase from our second quarter,” said Bill Cook, Chairman, President and CEO.  “Our higher sales levels, combined with our record operating margin performance of 14.5 percent, resulted in a 91 percent increase in our operating income over the prior year.”

“Sales rebounded strongly from last year’s recessionary levels.  Sales in our Engine Products’ segment increased 31 percent as Aftermarket Products’ sales remained robust and build rates improved at our global Off-Road and On-Road Customers.  Our Industrial Products segment sales increased 8 percent, driven mainly by strong sales in our Special Applications Products.  Our sales growth improvement was truly global as our local currency sales increased 25 percent in Asia, 17 percent in Europe, and 10 percent in the Americas.”

“We benefited from better fixed cost absorption due to the higher volumes in our plants and distribution centers, our ongoing product and process cost reduction initiatives, and the savings generated by our restructuring activities.  Our sales mix also helped to increase margins as our replacement filter sales again exceeded our first-fit sales.  The combination of our higher sales and record operating margin performance delivered record EPS.”

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Donaldson Company, Inc.

May 24, 2010

“We have now completed our planned restructuring activities and are not expecting to incur any significant additional charges.  These difficult but necessary actions allowed us to appropriately match our cost structure to our sales levels during the downturn, enabling us to remain solidly profitable throughout the recession and emerge from this cycle even leaner and stronger than when we entered it.  We are now very well positioned to execute our strategic growth plan.”

Financial Statement Discussion

The impact of foreign currency translation increased reported sales by $20.7 million, or 5.0 percent, in the quarter and $51.4 million, or 3.6 percent, year-to-date.  The impact of foreign currency translation increased reported net earnings by $2.3 million, or 8.5 percent, in the quarter and $3.8 million, or 3.5 percent, year-to-date.

Gross margin was 35.6 percent for the quarter and 34.6 percent year-to-date, compared to prior year margins of 31.6 and 31.2 percent, respectively.  The increase in our gross margin was the result of improved fixed cost absorption, a higher mix of replacement filter sales, savings from our restructuring actions, and ongoing cost reduction activities.  Within gross margin, we incurred $3.7 million in restructuring and asset impairment charges in the quarter, compared to $1.9 million last year.

Operating expenses for the quarter were 21.2 percent of sales, down from 22.5 percent last year.  Year-to-date operating expenses were $308.1 million, down 2.6 percent from $316.3 million in the prior year.  Within operating expenses, we incurred no restructuring costs in the quarter versus $4.9 million during the prior year quarter.

The effective tax rate for the quarter was 29.4 percent, compared to a prior year rate of 24.8 percent.  Last year we had $2.6 million in tax benefits, primarily from the favorable conclusion of an international audit.  Year-to-date, the effective tax rate was 27.0 percent compared to a prior year rate of 16.4 percent.

As part of our ongoing share repurchase program, we repurchased 307,000 shares for $12.0 million during the quarter.  Year-to-date, we have repurchased 639,000 shares for $23.8 million.

FY10 Outlook

Our updated full year FY10 EPS forecast has been increased to between $2.01 and $2.11, including the year-to-date restructuring costs of $10.1 million.  We do not expect to incur any significant additional restructuring costs.  Excluding those restructuring charges, we forecast our full year FY10 EPS to be between $2.10 and $2.20.

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Donaldson Company, Inc.

May 24, 2010

•

We are now planning our total FY10 sales to be between $1.83 and $1.86 billion, with higher local currency sales being partially offset by foreign currency translation due to the recent strengthening of the US$ versus the Euro.  Our current forecast is based on the Euro at US$1.26 and 94 Yen to the US$.

•	Including our restructuring costs, we expect our full year operating margin to be 12.3 to 12.9 percent.

•	Our full year FY10 tax rate is projected to be between 26 and 28 percent.

•	We expect our full year free cash flow to be $145 to $165 million.

Engine Products:  We expect full year sales to increase 6 to 8 percent, including the impact of foreign currency translation.

•

We expect sales to our construction and mining equipment Customers will continue to improve as their production rates increase to match growing end-user demand.  We also anticipate a modest increase in the farm equipment market.

•	We are forecasting slightly lower sales for our Aerospace and Defense Products due to the slowdown in U.S. military activity and the associated decrease in government procurement spending.

•	In our On-Road Products business, we believe that build rates for heavy- and medium-duty trucks will continue improving incrementally.

•

Our Aftermarket Products’ sales are expected to remain strong as utilization rates for both heavy trucks and off-road equipment increase.  We expect to continue benefiting from the increasing amount of equipment in the field with our PowerCore® technology and other proprietary filtration systems.

Industrial Products:  We forecast full year FY10 sales to decrease 8 to 12 percent, including the impact of foreign currency translation.

•

Our Industrial Filtration Solutions Products’ sales are projected to decrease 10 to 14 percent for the year as improving demand for replacement filters is offset by continued slower demand for new filtration equipment installations.

•

We expect full year sales of our Gas Turbine Products to decrease 25 to 29 percent due to the current slowdown in demand for large power generation projects.  Our longer-term outlook remains positive with the eventual recovery of the global economy and the increased availability of natural gas.

•	Special Applications Products’ sales are projected to increase 14 to 18 percent, as conditions have improved in the end markets for both our disk drive filters and membrane products.

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Donaldson Company, Inc.

May 24, 2010

About Donaldson Company

Donaldson is a leading worldwide provider of filtration systems that improve people’s lives, enhance our Customers’ equipment performance, and protect our environment.  We are a technology-driven Company committed to satisfying our Customers’ needs for filtration solutions through innovative research and development, application expertise, and global presence.  Our employees contribute to the Company’s success by supporting our Customers at our more than 100 sales, manufacturing, and distribution locations around the world.

Donaldson is a member of the S&P MidCap 400 and Russell 1000 indices, and our shares trade on the NYSE under the symbol DCI.  Additional information is available at www.donaldson.com.

SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

The Company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is making this cautionary statement in connection with such safe harbor legislation.  This announcement contains forward-looking statements, including forecasts, plans, and projections relating to our business and financial performance and global economic conditions, which involve uncertainties that could materially impact results.

The Company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with:  world economic factors and the ongoing economic uncertainty that is impacting many regions of the world, the reduction in sales volume and orders, our Customers’ financial condition, the potential for some OEM Customers to increase their reliance on their own filtration capabilities, currency fluctuations, commodity prices, political factors, the Company’s international operations, highly competitive markets, governmental laws and regulations, including the impact of the economic stimulus and financial reform measures being implemented by governments around the world, the implementation of our new information systems, potential global events resulting in instability and unpredictability in the world’s markets, including financial bailouts of sovereign nations, political changes, military and terrorist activities, health outbreaks, and other factors included in our Annual and Quarterly Reports.  We undertake no obligation to publicly update or revise any forward-looking statements.

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Donaldson Company, Inc.

May 24, 2010

CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS

DONALDSON COMPANY, INC. AND SUBSIDIARIES

(Thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended April 30		Nine Months Ended April 30
	2010	2009	2010	2009
Net sales	$497,619	$413,447	$1,361,821	$1,447,308

Cost of sales	320,248	282,665	890,103	995,811

Gross margin	177,371	130,782	471,718	451,497

Operating expenses	105,288	93,123	308,140	316,304

Operating income	72,083	37,659	163,578	135,193

Other income, net	(942)	(1,788)	(2,743)	(7,466)

Interest expense	2,956	4,067	8,701	13,085

Earnings before income taxes	70,069	35,380	157,620	129,574

Income taxes	20,611	8,782	42,627	21,221

Net earnings	$49,458	$26,598	$114,993	$108,353

Weighted average shares outstanding	77,872,665	77,968,830	78,002,070	77,943,066

Diluted shares outstanding	79,222,705	78,718,128	79,333,246	79,209,383

Net earnings per share	$0.64	$0.34	$1.47	$1.39

Net earnings per share assuming dilution	$0.62	$0.34	$1.45	$1.37

Dividends paid per share	$0.120	$0.115	$0.350	$0.340

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Donaldson Company, Inc.

May 24, 2010

DONALDSON COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Thousands of dollars)

(Unaudited)

	April 30 2010	July 31 2009
ASSETS

Cash and cash equivalents	$208,361	$143,687
Accounts receivable – net	324,673	280,187
Inventories – net	191,313	180,238
Prepaids and other current assets	62,452	72,655

Total current assets	786,799	676,767

Other assets and deferred taxes	275,495	276,161
Property, plant and equipment – net	361,894	381,068

Total assets	$1,424,188	$1,333,996

LIABILITIES AND SHAREHOLDERS’ EQUITY

Trade accounts payable	$141,034	$123,063
Employee compensation and other liabilities	150,009	141,967
Notes payable	19,406	29,558
Current maturity long-term debt	5,471	5,496

Total current liabilities	315,920	300,084

Long-term debt	251,603	253,674
Other long-term liabilities	85,353	91,620

Total liabilities	652,876	645,378

Equity	771,312	688,618

Total liabilities and equity	$1,424,188	$1,333,996

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Donaldson Company, Inc.

May 24, 2010

DONALDSON COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Thousands of dollars)

(Unaudited)

	Nine Months Ended April 30
	2010	2009
OPERATING ACTIVITIES

Net earnings	$114,993	$108,353
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	45,158	43,256
Changes in operating assets and liabilities	(6,848)	68,719
Tax benefit of equity plans	(3,815)	(2,279)
Stock compensation plan expense	7,110	1,164
Other, net	(7,831)	(14,507)
Net cash provided by operating activities	148,767	204,706

INVESTING ACTIVITIES

Net expenditures on property and equipment	(27,230)	(34,151)
Acquisitions and divestitures, net	(250)	(74,318)
Net cash used in investing activities	(27,480)	(108,469)

FINANCING ACTIVITIES

Purchase of treasury stock	(23,783)	(32,773)
Net change in debt	(15,410)	18,524
Dividends paid	(27,040)	(26,291)
Tax benefit of equity plans	3,815	2,279
Exercise of stock options	7,332	3,380
Net cash used in financing activities	(55,086)	(34,881)

Effect of exchange rate changes on cash	(1,527)	(11,476)

Increase in cash and cash equivalents	64,674	49,880

Cash and cash equivalents – beginning of year	143,687	83,357

Cash and cash equivalents – end of period	$208,361	$133,237

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Donaldson Company, Inc.

May 24, 2010

SEGMENT DETAIL

(Thousands of dollars)

(Unaudited)

	Engine Products	Industrial Products	Corporate & Unallocated	Total Company
3 Months Ended April 30, 2010:
Net sales	$292,798	$204,821	—	$497,619
Earnings before income taxes	46,690	27,676	(4,297)	70,069

3 Months Ended April 30, 2009:
Net sales	$223,747	$189,700	—	$413,447
Earnings before income taxes	19,708	18,448	(2,776)	35,380

9 Months Ended April 30, 2010:
Net sales	$786,420	$575,401	—	$1,361,821
Earnings before income taxes	104,146	65,005	(11,531)	157,620

9 Months Ended April 30, 2009:
Net sales	$774,614	$672,694	—	$1,447,308
Earnings before income taxes	66,252	70,439	(7,117)	129,574

NET SALES BY PRODUCT

(Thousands of dollars)

(Unaudited)

	Three Months Ended April 30		Nine Months Ended April 30
	2010	2009	2010	2009
Engine Products segment:
Off-Road Products	$64,223	$52,544	$157,233	$201,811
Aerospace and Defense Products	27,118	29,673	84,807	89,101
On-Road Products	20,838	13,405	57,728	57,549
Aftermarket Products	174,608	121,346	472,274	400,118
Retrofit Emissions Products	6,011	6,779	14,378	26,035
Total Engine Products segment	$292,798	$223,747	$786,420	$774,614

Industrial Products segment:
Industrial Filtration Solutions Products	$114,801	$111,975	$332,994	394,579
Gas Turbine Products	43,489	45,166	108,673	162,046
Special Applications Products	46,531	32,559	133,734	116,069
Total Industrial Products segment	$204,821	$189,700	$575,401	$672,694

Total Company	$497,619	$413,447	$1,361,821	$1,447,308

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Donaldson Company, Inc.

May 24, 2010

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Thousands of dollars, except per share amounts)

(Unaudited)

	Three Months Ended April 30		Nine Months Ended April 30
	2010	2009	2010	2009

Free cash flow	$54,387	$99,988	$121,537	$170,555
Net capital expenditures	9,109	10,900	27,230	34,151
Net cash provided by operating activities	$63,496	$110,888	$148,767	$204,706

EBITDA	$87,327	$53,365	$210,585	$184,746
Income taxes	(20,611)	(8,782)	(42,627)	(21,221)
Interest expense (net)	(2,649)	(3,830)	(7,807)	(11,916)
Depreciation and amortization	(14,609)	(14,155)	(45,158)	(43,256)

Net earnings	$49,458	$26,598	$114,993	$108,353

Net sales, excluding foreign currency translation	$476,957	$447,092	$1,310,392	$1,501,529
Foreign currency translation	20,662	(33,645)	51,429	(54,221)

Net sales	$497,619	$413,447	$1,361,821	$1,447,308

Net earnings, excluding foreign currency translation	$47,199	$27,505	$111,193	$111,229
Foreign currency translation	2,259	(907)	3,800	(2,876)

Net earnings	$49,458	$26,598	$114,993	$108,353

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Donaldson Company, Inc.

May 24, 2010

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (CONTINUED)

(Thousands of dollars, except per share amounts)

(Unaudited)

	Three Months Ended April 30		Nine Months Ended April 30
	2010	2009	2010	2009

Net earnings, excluding special items	$52,127	$31,280	$122,117	$115,999
Restructuring and asset impairment charges, net of tax	(2,669)	(4,682)	(7,124)	(7,646)

Net earnings	$49,458	$26,598	$114,993	$108,353

Net earnings per share assuming dilution, excluding special items	$0.65	$0.40	1.54	$1.47
Restructuring and asset impairment charges per share, net of tax	(0.03)	(0.06)	$(0.09)	(0.10)

Net earnings per share assuming dilution	$0.62	$0.34	$1.45	$1.37

Although free cash flow, EBITDA, net sales excluding foreign currency translation, net earnings excluding foreign currency translation, net earnings excluding restructuring and asset impairment charges and net earnings per share assuming dilution excluding restructuring and asset impairment charges are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results.  Free cash flow is a commonly used measure of a Company’s ability to generate cash in excess of its operating needs.  EBITDA is a commonly used measure of operating earnings less non-cash expenses.  Both net sales and net earnings excluding foreign currency translation provide a comparable measure for understanding the operating results of the Company’s foreign entities excluding the impact of foreign exchange. Both net earnings excluding restructuring and asset impairment charges and earnings per share excluding restructuring and asset impairment charges provide a comparable measure for understanding the results of the Company as compared to prior periods.  A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP.  Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.

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